FOR IMMEDIATE RELEASE

Workiva Announces First Quarter 2016 Financial Results
Q1 Revenue of $44.6 million, Up 27% from Q1 of 2015

Ames, IA - May 4, 2016 - Workiva Inc. (NYSE: WK), creator of the Wdesk cloud-based productivity platform for enterprises, today announced financial results for its first quarter ended March 31, 2016 and increased its full-year 2016 guidance.
“We had a strong start to 2016, highlighted by 27% revenue growth over the same quarter last year,” said Matt Rizai, Chairman and Chief Executive Officer of Workiva. “We outperformed our guidance for quarterly revenue, operating loss and loss per share.”
“We continue to sign new Wdesk customers as well as add seats at existing customers in our non-SEC markets, including Sarbanes-Oxley (SOX), management reporting, risk processes and internal auditing,” said Rizai. “Growth in these expanded markets supports our expectation that non-SEC use cases will contribute more than 50% of our subscription bookings for the full year 2016.”
“We continue to anticipate annual cash usage from operations to improve for the full year 2016, as compared to full year 2015,” said Rizai. “We also expect annual cash usage from operations to improve further in 2017.”
First Quarter 2016 Financial Highlights

•
Revenue: Total revenue for the quarter ended March 31, 2016 was $44.6 million, an increase of 26.7% from $35.2 million in the first quarter of 2015. Subscription and support revenue was $33.6 million, an increase of 27.9% versus results in the first quarter of 2015. Professional services revenue was $11.0 million, an increase of 23.4% compared to the same quarter in the prior year.

•
Gross Profit: GAAP gross profit for the quarter ended March 31, 2016 was $31.4 million compared with $25.5 million in the same quarter of the prior year. GAAP gross margin was 70.6% in the first quarter of 2016 versus 72.5% in the first quarter of 2015. Non-GAAP gross profit for the quarter ended March 31, 2016 was $31.7 million, an increase of 23.5% compared with the prior year's first quarter, and non-GAAP gross margin was 71.1% compared to 73.0% in the first quarter of 2015.

•
Loss from Operations: GAAP loss from operations for the quarter ended March 31, 2016 was $12.1 million compared with a loss of $7.0 million in the prior year's first quarter. Non-GAAP loss from operations for the quarter ended March 31, 2016 was $8.7 million, compared with non-GAAP loss from operations of $4.8 million in the first quarter of 2015.

•
Net Loss: GAAP net loss for the quarter ended March 31, 2016 was $12.0 million compared with a net loss of $7.4 million for the prior year's first quarter. GAAP net loss per basic and diluted share for the quarter ended March 31, 2016 was $0.30, based on 40.5 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.19, based on 39.6 million weighted-average shares outstanding in the first quarter of 2015.

•
Non-GAAP net loss for the quarter ended March 31, 2016 was $8.7 million compared with a net loss of $5.3 million in the prior year's first quarter. Non-GAAP net loss per basic and diluted share for the quarter ended March 31, 2016 was $0.21, based on 40.5 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.13, based on 39.6 million weighted-average shares outstanding in the first quarter of 2015.

Operating Metrics

•	Customers: Workiva had 2,557 customers as of March 31, 2016, a net increase of 267 customers from March 31, 2015.

•
Revenue Retention Rate: As of March 31, 2016, Workiva's revenue retention rate (excluding add-on revenue) was 96.1%, and the revenue retention rate including add-on revenue was 112.1%. Add-on revenue includes the change in both seats purchased and seat pricing for existing customers.

Financial Outlook
As of May 4, 2016, Workiva is providing guidance for its second quarter 2016 and raising guidance for the full year 2016 as follows:

Second Quarter 2016 Guidance:

•	Total revenue is expected to be in the range of $41.7 million to $42.2 million.

•	Non-GAAP loss from operations is expected to be in the range of $13.5 million to $14.0 million.

•	GAAP loss from operations is expected to be in the range of $17.2 million to $17.7 million.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.34 to $0.35.

•	GAAP net loss per basic and diluted share is expected to be in the range of $0.43 to $0.44.

•	Net loss per basic and diluted share is based on 40.8 million weighted-average shares outstanding.

Full Year 2016 Guidance:

•	Total revenue is expected to be in the range of $179.2 million to $181.2 million.

•	Non-GAAP loss from operations is expected to be in the range of $45.5 million to $47.5 million.

•	GAAP loss from operations is expected to be in the range of $60.2 million to $62.2 million.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $1.13 to $1.18.

•	GAAP net loss per basic and diluted share is expected to be in the range of $1.49 to $1.54.

•	Net loss per basic and diluted share is based on 41.0 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the first quarter 2016, in addition to discussing the Company’s outlook for the second quarter and full year 2016. To access this call, dial 877-201-0168 (domestic) or 647-788-4901 (international). The conference ID is 81192754. A live webcast of the conference call will be accessible in the “Investor Relations” section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through May 11, 2016 at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 81192754. An archived webcast of this conference call will also be available an hour after the completion of the call in the “Investor Relations” section of the Company’s website at www.workiva.com.

About Workiva
Workiva (NYSE:WK) created Wdesk, a cloud-based productivity platform for enterprises to collect, link, report and analyze business data with control and accountability. Thousands of organizations, including over 65% of the FORTUNE 500®, use Wdesk. The platform’s proprietary word processing, spreadsheet and presentation applications are integrated and built upon a data management engine, offering synchronized data, controlled collaboration, granular permissions and a full audit trail. Wdesk helps mitigate enterprise risk, improve productivity and give users confidence to make decisions with real-time data. Workiva employs more than 1,200 people with offices in 16 cities. The company is headquartered in Ames, Iowa. For more information, visit workiva.com.

Claim not confirmed by FORTUNE or Time Inc. FORTUNE 500 is a registered trademark of Time Inc. and is used under license. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, Workiva Inc.

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:	Media Contact:
Adam Rogers	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)

	Three months ended March 31,
	2016	2015
Revenue
Subscription and support	$33,585	$26,269
Professional services	10,966	8,885
Total revenue	44,551	35,154
Cost of revenue
Subscription and support (1)	6,918	5,885
Professional services (1)	6,188	3,777
Total cost of revenue	13,106	9,662
Gross profit	31,445	25,492
Operating expenses
Research and development (1)	14,516	12,008
Sales and marketing (1)	20,088	13,705
General and administrative (1)	8,953	6,734
Total operating expenses	43,557	32,447
Loss from operations	(12,112)	(6,955)
Interest expense	(490)	(510)
Other income and (expense), net	576	(66)
Loss before provision for income taxes	(12,026)	(7,531)
Provision (benefit) for income taxes	19	(84)
Net loss	$(12,045)	$(7,447)
Net loss per common share:
Basic and diluted	$(0.30)	$(0.19)
Weighted average common shares outstanding - basic and diluted	40,451,668	39,593,700

(1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2016	2015
Cost of revenue
Subscription and support	$118	$96
Professional services	122	72
Operating expenses
Research and development	584	334
Sales and marketing	455	350
General and administrative	2,111	1,322

WORKIVA INC. UNAUDITED CONSOLIDATED BALANCE SHEETS (in thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$43,226	$58,750
Marketable securities	12,665	17,420
Accounts receivable, net	16,470	15,647
Deferred commissions	1,383	1,368
Other receivables	1,042	818
Prepaid expenses and other current assets	4,063	3,875
Total current assets	78,849	97,878
Property and equipment, net	43,747	44,410
Intangible assets, net	936	896
Other assets	774	711
Total assets	$124,306	$143,895
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,156	$5,138
Accrued expenses and other current liabilities	14,578	20,394
Deferred revenue	53,101	55,741
Deferred government grant obligation	1,023	985
Current portion of capital lease and financing obligations	1,732	1,808
Current portion of long-term debt	18	18
Total current liabilities	74,608	84,084
Deferred revenue	7,138	7,597
Deferred government grant obligation	1,708	1,996
Other long-term liabilities	3,491	3,343
Capital lease and financing obligations	20,727	21,083
Long-term debt	73	73
Total liabilities	107,745	118,176
Stockholders’ equity
Common stock	41	41
Additional paid-in-capital	205,284	202,371
Accumulated deficit	(188,979)	(176,934)
Accumulated other comprehensive income	215	241
Total stockholders’ equity	16,561	25,719
Total liabilities and stockholders’ equity	$124,306	$143,895

WORKIVA INC. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(12,045)	$(7,447)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	997	1,169
Stock-based compensation expense	3,390	2,174
Provision for doubtful accounts	122	74
Realized gain on sale of available-for-sale securities	(2)	—
Amortization (accretion) of premiums and discounts on marketable securities, net	39	—
Recognition of deferred government grant obligation	(433)	(66)
Changes in assets and liabilities:
Accounts receivable	(881)	(911)
Deferred commissions	(12)	145
Other receivables	(224)	(188)
Prepaid expenses and other	(186)	144
Other assets	(63)	56
Accounts payable	(696)	157
Deferred revenue	(3,215)	(672)
Accrued expenses and other liabilities	(5,869)	(3,892)
Change in restricted cash	—	28
Net cash used in operating activities	(19,078)	(9,229)
Cash flows from investing activities
Purchase of property and equipment	(412)	(871)
Sale of marketable securities	4,793	—
Purchase of intangible assets	(55)	(83)
Net cash provided by (used in) investing activities	4,326	(954)
Cash flows from financing activities
Payment of equity issuance costs	—	(1,073)
Proceeds from option exercises	284	80
Taxes paid related to net share settlements of stock-based compensation awards	(761)	—
Changes in restricted cash	—	300
Repayment of other long-term debt	—	(25)
Principal payments on capital lease and financing obligations	(432)	(678)
Proceeds from government grants	183	313
Net cash used in financing activities	(726)	(1,083)
Effect of foreign exchange rates on cash	(46)	28
Net decrease in cash and cash equivalents	(15,524)	(11,238)
Cash and cash equivalents at beginning of period	58,750	101,131
Cash and cash equivalents at end of period	$43,226	$89,893

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share data)

	Three months ended March 31,
	2016	2015
Gross profit, subscription and support	$26,667	$20,384
Add back: Stock-based compensation	118	96
Gross profit, subscription and support, non-GAAP	$26,785	$20,480
As a percentage of subscription and support revenue, non-GAAP	79.8%	78.0%

Gross profit, professional services	$4,778	$5,108
Add back: Stock-based compensation	122	72
Gross profit, professional services, non-GAAP	$4,900	$5,180
As a percentage of professional services revenue, non-GAAP	44.7%	58.3%

Gross profit, as reported	$31,445	$25,492
Add back: Stock-based compensation	240	168
Gross profit, non-GAAP	$31,685	$25,660
As percentage of revenue, non-GAAP	71.1%	73.0%

Research and development, as reported	$14,516	$12,008
Less: Stock-based compensation	584	334
Research and development, non-GAAP	$13,932	$11,674
As percentage of revenue, non-GAAP	31.3%	33.2%

Sales and marketing, as reported	$20,088	$13,705
Less: Stock-based compensation	455	350
Sales and marketing, non-GAAP	$19,633	$13,355
As percentage of revenue, non-GAAP	44.1%	38.0%

General and administrative, as reported	$8,953	$6,734
Less: Stock-based compensation	2,111	1,322
General and administrative, non-GAAP	$6,842	$5,412
As percentage of revenue, non-GAAP	15.4%	15.4%

Loss from operations	$(12,112)	$(6,955)
Add back: Stock-based compensation	3,390	2,174
Loss from operations, non-GAAP	$(8,722)	$(4,781)
As percentage of revenue, non-GAAP	(19.6)%	(13.6)%

Net loss	$(12,045)	$(7,447)
Add back: Stock-based compensation	3,390	2,174
Net loss, non-GAAP	$(8,655)	$(5,273)
As percentage of revenue, non-GAAP	(19.4)%	(15.0)%

Net loss per basic and diluted share:	$(0.30)	$(0.19)
Add back: Stock-based compensation per basic and diluted share	$0.09	$0.06
Net loss per basic and diluted share, non-GAAP	$(0.21)	$(0.13)
Weighted average common shares outstanding - basic and diluted, non-GAAP	40,451,668	39,593,700

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)

	Three months ending June 30, 2016			Year ending December 31, 2016

Loss from operations, GAAP range	$(17,200)	-	$(17,700)	$(60,200)	-	$(62,200)
Add back: Stock-based compensation	3,700		3,700	14,700		14,700
Loss from operations, non-GAAP range	$(13,500)	-	$(14,000)	$(45,500)	-	$(47,500)

Net loss per share, GAAP range	$(0.43)	-	$(0.44)	$(1.49)	-	$(1.54)
Add back: Stock-based compensation	0.09		0.09	0.36		0.36
Net loss per share, non-GAAP range	$(0.34)	-	$(0.35)	$(1.13)	-	$(1.18)

Weighted average common shares outstanding - basic and diluted	40,800,000		40,800,000	41,000,000		41,000,000